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                                                               Exhibit (2)(a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

             J.P. MORGAN ATLAS GLOBAL LONG/SHORT EQUITY FUND, L.L.C.

                  This Certificate of Formation of J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C., (the "L.L.C."), dated as of February 6, 2003, is being duly executed and filed by Wesley M. Yett, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. Tit. 6, Sections 18-201).

                  FIRST. The name of the limited liability company formed hereby is J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C.

                  SECOND. The address of the registered office of the L.L.C. in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the L.L.C. in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS HEREOF, the undersigned has executed and filed this Certificate of Formation as of the date first above written.

                                      By:  /s/ Wesley M. Yett
                                          -------------------
                                          Wesley M. Yett
                                          Authorized Person